SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2016

FTI CONSULTING, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 K Street NW, Washington, D.C. 20005

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (202) 312-9100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. Results of Operations and Financial Condition

On October 27, 2016, FTI Consulting, Inc. (“FTI Consulting”) announced financial results for the three months and nine months ended September 30, 2016 and updated guidance for the year ending December 31, 2016. A copy of the press release (including accompanying financial tables) (the “Press Release”) is furnished as Exhibit 99.1 to this Current Report on Form 8-K and hereby is incorporated by reference herein.

ITEM 7.01. Regulation FD Disclosure

FTI Consulting has included the definitions of “Segment Operating Income (Loss),” “Adjusted Segment EBITDA” and “Adjusted Segment EBITDA Margin,” measures of financial condition or performance determined in accordance with U.S. generally accepted accounting principles (“GAAP”), below in order to more fully define the components of the certain measures of financial condition or performance not determined in accordance with GAAP (“Non-GAAP”) presented in the Press Release. FTI Consulting defines “Segment Operating Income (Loss)” as a segment’s share of Consolidated Operating Income (Loss) and “Total Segment Operating Income (Loss)” as the total of Segment Operating Income (Loss) for all segments, which excludes unallocated corporate expenses. FTI Consulting uses “Segment Operating Income (Loss)” for the purpose of calculating “Adjusted Segment EBITDA.” FTI Consulting defines Adjusted Segment EBITDA as a segment’s share of Consolidated Operating Income (Loss) before depreciation, amortization of intangible assets, remeasurement of acquisition-related contingent consideration, special charges and goodwill impairment charges. FTI Consulting defines “Adjusted Segment EBITDA Margin” as Adjusted Segment EBITDA as a percentage of a segment’s revenues. FTI Consulting uses Adjusted Segment EBITDA to internally evaluate the financial performance of its segments because FTI Consulting believes it is a useful measure which reflects current core operating performance and provides an indicator of the segment’s ability to generate cash.

FTI Consulting defines Non-GAAP financial measures, (i) “Total Adjusted Segment EBITDA” as the total of Adjusted Segment EBITDA for all segments, which excludes unallocated corporate expenses, and (ii) “Adjusted EBITDA” as Consolidated Net Income (Loss) before income tax provision, other non-operating income (expense), depreciation, amortization of intangible assets, remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and losses on early extinguishment of debt. FTI Consulting believes that its Non-GAAP financial measures, when considered together with its GAAP financial results and GAAP financial measures, provide management and investors with a more complete understanding of FTI Consulting’s operating results, including underlying trends, by excluding the effects of remeasurement of acquisition-related contingent consideration, special charges and goodwill impairment charges. In addition, EBITDA and Adjusted EBITDA are common alternative measures of operating performance used by many of FTI Consulting’s competitors. They are used by investors, financial analysts, rating agencies and others to value and compare the financial performance of companies in FTI Consulting’s industry. Therefore, FTI Consulting also believes that these Non-GAAP financial measures, considered along with corresponding GAAP financial measures, provide management and investors with additional supplemental information for comparison of FTI Consulting’s operating results to the operating results of other companies.

FTI Consulting defines “Adjusted Net Income” and “Adjusted Earnings per Diluted Share” (“Adjusted EPS”) as Net Income (Loss) and earnings per diluted share (“GAAP EPS”), respectively, excluding the impact of remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and losses on early extinguishment of debt. FTI Consulting uses Adjusted Net Income for the purpose of calculating Adjusted EPS. FTI Consulting uses Adjusted EPS to assess total company operating performance on a consistent basis. FTI Consulting believes that this Non-GAAP financial measure, when considered together with its GAAP financial results and GAAP financial measures, provides management and investors with a more complete understanding of its business operating results, including underlying trends, by excluding the effects of remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and losses on early extinguishment of debt.

Non-GAAP financial measures are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, the information contained in FTI Consulting’s Consolidated Statements of Comprehensive Income. Reconciliations of Non-GAAP financial measures to GAAP are included in the financial tables accompanying the Press Release.

The financial tables accompanying the Press Release do not include a reconciliation of FTI Consulting’s 2016 Adjusted EPS guidance to an estimate of GAAP EPS. It is difficult to predict and estimate future remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and/or losses on early extinguishment of debt, as these items are dependent on future events that are uncertain. Accordingly, a reconciliation of FTI Consulting’s Non-GAAP financial measure guidance to the corresponding GAAP financial measure is not available without unreasonable effort.

The information included herein, including Exhibit 99.1 furnished herewith, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such filing.

ITEM 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated October 27, 2016, of FTI Consulting, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI Consulting, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: October 28, 2016	By:	/S/ CURTIS LU
Curtis Lu General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 27, 2016, of FTI Consulting, Inc.

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